UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 16, 2007

HAIGHTS CROSS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(IRS Employer Identification No.)

10 New King Street White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: INDEMNIFICATION AGREEMENT
EX-17.1: LETTER OF RESIGNATION

Item 1.01. Entry into a Material Definitive Agreement.
On August 21, 2007, Haights Cross Communications, Inc. (the “HCCI”) entered into an indemnification agreement with John A. McKenna, Jr. The form of indemnification agreement provides that a director will be indemnified for expenses incurred because of his status as a director to the fullest extent permitted by Delaware law and our certificate of incorporation and bylaws.
A copy of the Indemnification Agreement with John A. McKenna, Jr. is attached hereto as Exhibit 10.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 16, 2007, Philip L. Maslow resigned from HCCI’s Board of Directors. A copy of the resignation letter is attached hereto as Exhibit 17.1. On August 21, 2007, John A. McKenna was elected to HCCI’s Board of Directors. Mr. McKenna is the designee of an investor and was nominated to the Board of Directors pursuant to the Shareholders Agreement dated August 10, 2007 filed as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on August 16, 2007. Mr. McKenna has been named to the following committees of the Board of Directors: Audit Committee, Compensation Committee and the Strategic Planning Committee.
Mr. McKenna is a party to an indemnification agreement with HCCI, as discussed in Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
10.1	Indemnification Agreement by and between Haights Cross Communications, Inc. and John A. McKenna Jr. dated August 21, 2007

17.1	Letter of Resignation by Philip L. Maslow dated August 16, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAIGHTS CROSS COMMUNICATIONS, INC.
Date: August 22, 2007	By:	/s/ Paul J. Crecca
		Name:	Paul J. Crecca
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement by and between Haights Cross Communications, Inc. and John A. McKenna Jr. dated August 21, 2007

17.1	Letter of Resignation by Philip L. Maslow dated August 16, 2007